Exhibit 10.2

Certain identified information contained in this document, marked by [***], has been omitted from the exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) the type of information that the registrant treats as private or confidential.

AMENDMENT No. 3

TO THE CORPORATE SUPPLY AGREEMENT

BETWEEN

CERIBELL, INC.

AND SHENZHEN EVERWIN PRECISION TECHNOLOGY CO.

This third amendment (“Amendment”) to the Corporate Supply Agreement is made and entered into as of the last date on the signature page (the “Amendment Effective Date”) by and between Ceribell, Inc., a Delaware corporation (“Buyer”), located at 360 N. Pastoria Avenue, Sunnyvale, CA 94085, and Shenzhen Everwin Precision Technology Co., Ltd. (“Everwin China”), located at Bldg. 3, Fuqiao 3rd Industrial Zone, Qiaotou, Fuyong Town, Bao’an District, Shenzhen, Guangdong 518103, China, through its subsidiary Everwin Precision (Viet Nam) Technology Co., Ltd (“Manufacturer”), located at No.1, Dan Chu Street, VSIP Nghe An Industrial Park, Hung Nguyen Commune, Nghe An Province, Vietnam (Everwin China and Manufacturer, collectively, “Supplier”). This Amendment, along with the Corporate Supply Agreement between the parties dated January 10, 2022 (the “Supply Agreement”) which it amends, will constitute the Amended Corporate Supply Agreement (hereinafter referred to as the “Agreement”), upon its execution by the parties.

WHEREAS, Supplier and Buyer desire to amend the terms of the Supply Agreement as provided in this Amendment.

NOW THEREFORE, in consideration of the mutual agreements and covenants contained herein, the parties agree to amend the Corporate Supply Agreement as follows:

1.
Manufacturer is an agent of Everwin China and agrees to perform specific services on behalf of Supplier, subject to the terms and conditions of the Supply Agreement.

2.
Supplier shall be responsible for the performance and actions of Manufacturer and shall remain responsible for all commercial orders submitted by Buyer as provided in the Supply Agreement.
3.
The parties acknowledge and agree that Buyer will submit certain purchase orders for products specified in an applicable Order or Product Schedule to Supplier, and Manufacturer will deliver said products to Buyer from Manufacturer’s location at No.1, Dan Chu Street, VSIP Nghe An Industrial Park, Hung Nguyen Commune, Nghe An Province, Vietnam.

Delivery Term: EXW No.1, Dan Chu Street, VSIP Nghe An Industrial Park, Hung Nguyen Commune, Nghe An Province, Vietnam.

4.
This Amendment is valid per the Supply Agreement under 2.1 of the term and renewal.
5.
Remittance information for Manufacturer:

Everwin Precision (Viet Nam) Technology Co., Ltd.

[***]

6.
Except as amended herein, the Supply Agreement remains in full force and effect. For the purposes of this Amendment, the capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Supply Agreement.
7.
This Amendment may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, and when taken together shall constitute one and the same agreement. Electronic, facsimile or PDF image signatures shall be treated as original signatures.

[Signature Page to Follow]

The parties hereby indicate by their signatures below that they have read and agree with the terms and conditions of this Amendment in its entirety.

SUPPLIER, By and Through:

SHENZHEN EVERWIN PRECISION TECHNOLOGY CO., LTD.

By: /s/ Li Chun

Name: Li Chun

Title: Senior Vice President, Operations

Date:

EVERWIN PRECISION (VIET NAM) TECHNOLOGY CO., LTD

By: /s/ Li Chun

Name: Li Chun

Title: Senior Vice President, Operations

Date:

BUYER:

CERIBELL, INC.

By: /s/ Dan Rogy

Name: Dan Rogy

Title: Senior Vice President, Operations

Date: 9/22/25